SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                 __________________________________________


                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) January 25, 2002



                          FirstFed Financial Corp.
           (Exact name of registrant as specified in its charter)



Delaware                         1-9566                       95-4087449
(State of Incorporation)    (Commission File No.)             (IRS Employer
                                                            Identification No.)



401 Wilshire Boulevard, Santa Monica, California,           90401-1490
     (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code   (310)  319-6000





Total number of pages is 9.
Index to Exhibit is on Page 3.

Item 5.  Other Events.

      On January 25, 2002, the registrant, FirstFed Financial Corp., issued two press releases. The press releases are attached and incorporated herein as Exhibits.

Item 7.  Financial Statements and Exhibits

      a)    Financial Statements of businesses acquired.

            Not applicable.

      b)    Pro forma financial information.

            Not applicable.

      c)    Exhibits

             i)Press Release dated January 25, 2002.

            ii)Press Release dated January 25, 2002.

                            S I G N A T U R E S

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRSTFED FINANCIAL CORP.




Dated:  January 25, 2002                  By:         /s/
                                                Babette E. Heimbuch
                                                Chief Executive Officer




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                             INDEX TO EXHIBITS

Item                                                              Page

Press Release dated January 25, 2002.                                4

Press Release dated January 25, 2002.                                5

                     FIRSTFED FINANCIAL CORP. ANNOUNCES
                     RETIREMENT OF WILLIAM S. MORTENSEN
                        AS CHAIRMAN OF THE BOARD AND
                      APPOINTMENT AS CHAIRMAN EMERITUS

January 25, 2002, Santa Monica, California. The Board of Directors of FirstFed Financial Corp. (NYSE-FED) today announced the retirement of William S. Mortensen as Chairman of the Board and as a Director of the Company and the Bank, and his appointment as Chairman Emeritus, all to be effective April 24, 2002. Babette E. Heimbuch, the Company's current President and Chief Executive Officer, who is also a Director of the Company and the Bank, has been appointed Chairman of the Board effective with Mr. Mortensen's retirement.

Mr. Mortensen has served First Federal Bank for over 45 years and was the Company's Chief Executive Officer for over 28 years. He is past Chairman of America's Community Bankers and the Western League of Financial
Institutions.   Mr. Mortensen will continue to serve as Chairman Emeritus
following his retirement, as well as continuing to serve on the boards of a number of charitable and community organizations including the Los Angeles Metropolitan YMCA, Pepperdine University, St. John's Health Center and United Way.

Mr. Mortensen commented, "I am proud of the financial performance of our Company and the important role that it plays in our community. I believe the Company is well positioned for the future, and am confident that the ongoing leadership of the management team will continue to serve the interests of our stockholders, employees and community in the future."

Ms. Heimbuch has served as President of the Company and the Bank since 1989 and has served as Chief Executive Officer since 1997. She has been a Director of the Company since 1986. Ms. Heimbuch stated, "I cannot say enough about Bill Mortensen's contribution to the success of the Company and the Bank, as well as the significant leadership role he has played in the Santa Monica community for the past 45 years. The management team has learned a great deal from working with Bill, and we wish him the best for the years ahead."

FirstFed Financial Corp. is the parent holding company of First Federal Bank of California, a $4.7 billion banking institution with 29 retail offices and 4 regional loan centers throughout Southern California.



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

Contact: Douglas Goddard, Executive Vice President
       (310) 319-6014



          FIRSTFED REPORTS RESULTS FOR THE FOURTH QUARTER OF 2001


     Santa Monica, California, January 25, 2002 --FirstFed Financial Corp. (NYSE-FED), parent company of First Federal Bank of California, today announced net earnings of $12.9 million or 73 cents per share of common stock for the fourth quarter of 2001, compared to $10.8 million or 62 cents per share of common stock for the fourth quarter of 2000. Quarterly net earnings increased due to higher net interest income, which resulted from improved margins and growth in average interest-earning assets.

     Net earnings for the twelve months of 2001 were $50.3 million or $2.85 per share, compared to $38.5 million or $2.20 per share for the twelve months of 2000. The increase in year-to-date earnings is also attributable to higher net interest income. All per-share earnings are presented on a diluted basis.

     On November 30, 2001, First Federal Bank of California completed the acquisition of Del Amo Savings Bank and Frontier Bancorp, former subsidiaries of City Holding Company of West Virginia. In this transaction, the Bank added four retail branches with deposits totaling $174.8 million and mortgage and construction loans totaling $150.0 million.

     Average interest-earning assets increased 8% over the fourth quarter of last year and 10% over the twelve months of last year. The increase is attributable to $271.7 million in loan originations for the fourth quarter of 2001 compared with $226.1 million for the fourth quarter of the prior year. Loan originations of $1.4 billion and purchases of $132.6 million for the year 2001 compare with loan originations of $941.5 million and purchases of $139.5 million for the year 2000.

     The interest rate spread improved to 2.82% for the fourth quarter of 2001 from 2.47% for the fourth quarter of the prior year. The Bank's cost of funds for the fourth quarter of 2001 decreased by 169 basis points compared to the fourth quarter of the prior year, while the yield on the loan portfolio decreased by only 128 basis points compared to the same period. In a decreasing interest rate environment, the Bank's cost of funds is impacted before the yield earned on its loan portfolio because of a three-month time lag before changes in the Federal Home Loan Bank 11th District Cost of Funds Index ("Index") can be implemented with respect to the Bank's loans. Due to the same factors, the interest rate spread improved to 2.71% for the twelve months of 2001 from 2.37% for the same period of the prior year.

     The Company's general valuation allowance was $73.3 million or 1.70% of loans and real estate owned as of December 31, 2001, compared with $71.2 million or 1.81% as of December 31, 2000. Non-performing assets were 0.17% of total assets as of December 31, 2001 compared with 0.19% as of December 31, 2000.

     The Company did not record a provision for loan losses during the twelve months of 2001 or the twelve months of 2000. Net loan loss recoveries of $288 thousand and $118 thousand were recorded during the fourth quarter and twelve months of 2001, respectively. For the comparable periods of the prior year, the Company recorded net loan charge-offs of $555 thousand during the fourth quarter of 2000 and net loan loss recoveries of $50 thousand during the twelve months of 2000.
     At December 31, 2001, First Federal Bank of California met the capital requirements necessary to be deemed "well-capitalized" for regulatory capital purposes. It has 29 full-service retail banking offices and 4 retail loan offices.

                        KEY FINANCIAL RESULTS FOLLOW

                                 FIRSTFED FINANCIAL CORP.
                                      AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                         (Dollars in thousands, except per share data)
                                       (Unaudited)


                                                              December 31,         December 31,
ASSETS                                                            2001                 2000

Cash and cash equivalents                                       $ 173,908            $  77,677
Investment securities, available-for-sale (at  fair value)        110,444              136,537
Mortgage-backed securities, available-for-sale
  (at fair value)                                                 284,079              374,405
Loans receivable, held-for-sale (fair value of
  $5,246 and $2,246)                                                5,246                2,246
Loans receivable, net                                           3,999,643            3,627,038
Accrued interest and dividends receivable                          22,069               28,488
Real estate                                                         1,515                2,189
Office properties and equipment, net                               10,608               10,651
Investment in Federal Home Loan Bank
 (FHLB) stock, at cost                                             91,713               80,885
Other assets                                                       27,157               25,126
                                                               $4,726,382           $4,365,242



LIABILITIES

Deposits                                                       $2,546,647           $2,165,047
FHLB advances                                                   1,597,000            1,579,000
Securities sold under agreements to repurchase                    211,040              294,110
Accrued expenses and other liabilities                             46,017               59,643
                                                                4,400,704            4,097,800

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $.01 per share;
 authorized 100,000,000 shares; issued 23,362,196
 and 23,299,707 shares, outstanding
 17,294,706 and 17,232,217 shares                                    234                  233
Additional paid-in capital                                        34,483               32,540
Retained earnings - substantially restricted                     363,713              313,411
Unreleased shares to employee stock ownership plan                     -                 (841)
Treasury stock, at cost, 6,067,490 shares                        (75,743)             (75,743)
Accumulated other comprehensive earnings (loss),
 net of taxes                                                      2,991               (2,158)
                                                                 325,678              267,442
                                                              $4,726,382           $4,365,242



                                  FIRSTFED FINANCIAL CORP.
                                       AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                        (Dollars in thousands, except per share data)
                                        (Unaudited)


                                         Three  Months  Ended     Twelve Months Ended
                                             December  31,            December 31,
                                            2001        2000        2001          2000
Interest income:
  Interest on loans                       $69,614     $75,140     $298,942     $274,720
  Interest on mortgage-backed securities    3,717       6,146       19,803       24,448
  Interest and dividends on investments     3,304       3,497       15,187       15,152
     Total interest income                 76,635      84,783      333,932      314,320
Interest expense:
  Interest on deposits                     19,878      26,704       94,568      100,174
  Interest on borrowings                   22,733      29,101      107,186      106,331
     Total interest expense                42,611      55,805      201,754      206,505

Net interest income                        34,024      28,978      132,178      107,815
Provision for loan losses                       -           -            -            -
Net interest income
  after provision for losses               34,024      28,978      132,178      107,815

Other income:
  Loan and other fees                         841         386        3,319        2,804
  Gain on sale of loans                       155          42          656           64
  Real estate operations, net                 (79)         98          304          594
   Other operating income                   1,335       1,128        4,640        4,285
     Total other income                     2,252       1,654        8,919        7,747

Non-interest expense
  Compensation                              7,357       6,230       29,682       26,444
  Occupancy                                 2,122       2,032        8,302        8,031
  Other expenses                            4,229       2,912       15,190       13,790
     Total non-interest expense            13,708      11,174       53,174       48,265

Earnings before income taxes               22,568      19,458       87,923       67,297
Income tax provision                        9,658       8,676       37,621       28,832
Net earnings                             $ 12,910     $10,782      $50,302      $38,465

Other comprehensive earnings,
 net of taxes                                (561)      5,626        5,149        6,122
Comprehensive earnings                    $12,349     $16,408      $55,451      $44,587

Earnings per share:
  Basic                                   $  0.75     $  0.63      $  2.92      $  2.23
  Diluted                                 $  0.73     $  0.62      $  2.85      $  2.20

Weighted average shares outstanding:
  Basic                                17,283,591  17,145,705   17,234,591   17,251,618
  Diluted                              17,619,704  17,525,944   17,645,647   17,456,895



                KEY FINANCIAL RESULTS ARE HIGHLIGHTED BELOW


                                                 Quarter Ended December 31,
                                                2001                   2000
                                  (Dollars in thousands, except per share data)
    End of period:
        Total assets                         $4,726,382             $4,365,242
        Cash and securities                  $  284,352             $  214,214
        Mortgage-backed securities           $  284,079             $  374,405
        Loans                                $4,004,889             $3,629,284
        Core deposit intangible asset        $   12,750             $    9,304
        Deposits                             $2,546,647             $2,165,047
        Borrowings                           $1,808,040             $1,873,110
        Stockholders' equity                 $  325,678             $  267,442
        Book value per share                 $    18.83             $    15.52
        Tangible book value per share        $    18.09             $    14.98
        Stock price (period-end)             $    25.63             $    32.31
        Total loan servicing portfolio       $4,436,112             $4,390,168
        Loans serviced for others            $  257,629             $  322,315
        % of Adjustable mortgages                 71.38%                 92.07%

    Other data:
        Employees (full-time equivalent)            506                    451
        Branches                                     29                     25
        Loan Offices                                  4                      3

                                                Quarter Ended December 31,
                                                  2001                  2000
                                                    (Dollars in thousands)

Asset quality:
      Real estate (foreclosed)              $     1,485             $    2,157
      Non-accrual loans                     $     6,443             $    6,142
      Non-performing assets                 $     7,928                  8,299
      Non-performing assets to total assets        0.17%                  0.19%
      General valuation allowance (GVA)     $    73,269             $   71,159
      GVA to assets with loss exposure *           1.70%                  1.81%
      Loans sold with recourse              $   126,432             $  146,537
      GVA for loans sold with recourse      $    12,824             $   12,824
      GVA to loans sold with recourse             10.14%                  8.75%
      Modified loans (not impaired)         $       927             $      809
      Impaired loans, net                   $     7,394             $    8,770
      Allowance for impaired loans          $     1,850             $    1,792

Capital ratios:
      Tangible capital ratio                       6.42%                  5.84%
      Core capital ratio                           6.42%                  5.84%
      Risk-based capital ratio                    12.51%                 11.39%
      Net worth to assets ratio                    6.89%                  6.13%


*     Primarily the Bank's loans receivable





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

                                              Three Months Ended   Twelve Months Ended
                                                 December 31,           December 31,
                                               2001        2000      2001       2000
                                                       (Dollars in thousands)

Selected ratios:
   Expense ratios:
       Efficiency ratio                        37.95%     36.53%     37.86%     41.79%
       Expense-to-average-assets rati           1.18       1.04       1.17       1.17
   Return on average assets                     1.11       1.00       1.10       0.93
   Return on average equity                    16.19      16.69      16.93      15.85


Yields earned and rates paid:
   Average yield on loans and
      mortgage-backed securities                6.91%      8.19%      7.61%     7.85%
   Average yield on investment portfolio **     3.96       5.87       5.16      6.11
   Average yield on all interest-
      earning assets **                         6.76       8.09       7.50      7.77
   Average rate paid on deposits                3.24       4.90       4.08      4.70
   Average rate paid on borrowings              4.85       6.50       5.67      6.29
   Average rate paid on all interest-
       bearing liabilities                      3.93       5.62       4.79      5.40
   Interest rate spread                         2.82       2.47       2.71      2.37
   Effective net spread                         2.99       2.68       2.90      2.57


                                          Three Months Ended             Twelve Months Ended
                                              December 31,                  December 31,
                                         2001             2000           2001           2000
                                                        (Dollars in thousands)

Averages:
   Average loans
     and mortgage-backed securities     $4,225,715     $3,950,534     $4,181,554     $3,793,351
   Average investments  ***                229,831        173,829        200,807        176,476
   Average interest-earning assets  ***  4,455,546      4,124,363      4,382,361      3,969,827
   Average deposits                      2,432,038      2,168,379      2,317,744      2,132,927
   Average borrowings                    1,831,462      1,796,797      1,885,426      1,688,738
   Average interest-bearing liabilities  4,263,500      3,965,176      4,203,170      3,821,665
   Excess of interest-earning assets over
     interest-bearing liabilities       $  192,046     $  159,187     $  179,191       $148,162


Loan originations and purchases         $  271,738     $  226,126     $1,502,335     $1,081,010


**  Excludes FHLB stock dividends and other miscellaneous items.
*** Excludes FHLB stock.



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